POWER OF ATTORNEY
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      KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Colin Ferenbach, Robert Kleinschmidt and Roger Cotta (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of The Tocqueville Alexis Trust (the "Trust"), and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trust, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned officers and Trustees themselves might or could do.

     IN WITNESS WHEREOF, the undersigned officers and Trustees have hereunto set their hands this 28th day of February, 2003.

/s/Colin Ferenbach                       /s/John F. McNiff
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Colin Ferenbach                             John F. McNiff
President & Trustee                         Trustee


/s/D. Euan Baird                            /s/Francois Sicart
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D. Euan Baird                               Francois Sicart
Trustee                                     Trustee


/s/William F. Indoe                         /s/Robert Kleinschmidt
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William F. Indoe                            Robert Kleinschmidt
Trustee                                     Trustee

/s/Robert E. Kaufmann
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Robert E. Kaufmann
Trustee